EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 4, 2023 (the “Effective Date”), is entered into by and among the UNDERSIGNED SHAREHOLDERS (collectively, the “Sellers,” and each, a “Seller”) of PERC Water Corporation, a California corporation (the “Company”), and CONSOLIDATED WATER U.S. HOLDINGS, INC., a Florida corporation with principal offices at 5810 Coral Ridge Drive, Suite 220, Coral Springs, Florida 33076 (the “Buyer”).

WHEREAS, pursuant to Section 3.01(a)(i) of the Stock Purchase Agreement dated October 24, 2019 (the “Purchase Agreement”) by and among the Company, certain shareholders of the Company, including the Sellers (collectively, the “Shareholders”), and the Buyer, each of the Shareholders granted the Buyer the right (the “Call Right”) to purchase all of the remaining shares of capital stock of the Company held by the Shareholders;

WHEREAS, the Buyer exercised the Call Right by written notice to the Sellers dated October 25, 2022;

WHEREAS, as of the Effective Date, the Sellers collectively own 269,081 shares of stock, par value $0.01 per share (the “Shares”), of the Company, with such Shares being all of the capital stock of the Company owned by the Sellers;

WHEREAS, although Section 3.01(f) of the Purchase Agreement provides the method by which the “Fair Market Value” (as defined therein) is to be determined, the Sellers and the Buyer have agreed that the Fair Market Value shall be equal to $20 million;

WHEREAS, the Sellers and the Buyer have agreed that a portion of the Shares will be sold by the Sellers to the Buyer for cash and the balance of such Shares will be exchanged for ordinary shares, par value CI$0.50 per share (the “CWCO Stock”), of Consolidated Water Co. Ltd. (“CWCO”); and

WHEREAS, the Sellers wish to sell a portion of the Shares to the Buyer and exchange the balance of the Shares with the Buyer for CWCO Stock, and the Buyer wishes to purchase a portion of the Shares from the Sellers and exchange shares of CWCO Stock with the Sellers for the balance of the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

2.Purchase and Sale; and Exchange. The Buyer shall purchase from the Sellers and the Sellers shall sell to the Buyer, all of the Sellers’ right, title and interest (including the goodwill

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of the Company associated therewith) in and to 84,175 of Shares for an aggregate purchase price $2,440,023.00 (the “Purchase Price”). The Sellers shall exchange all of the Sellers’ right, title and interest (including the goodwill of the Company associated therewith) in and 184,906 of Shares for such number of shares of CWCO Stock as is set forth on Schedule A attached hereto (the “Exchange Shares”). The parties intend the exchange of the Shares being exchanged for shares of CWCO Stock to be a tax-free exchange.  Schedule A attached hereto sets forth (a) the number of Shares to be sold by each Seller and the amount of the Purchase Price that shall be paid to each Seller in respect thereof, and (b) the number of Shares to be exchanged by each Seller and the number of Exchange Shares to be exchanged therefor.

3.Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place simultaneously with the execution and delivery hereof, remotely via the exchange of documents and signatures. At the Closing, the Sellers shall deliver to the Buyer the stock certificates evidencing the Shares, free and clear of all Liens (as defined in the Purchase Agreement), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and the Buyer shall deliver to the Sellers the Purchase Price (divided among the Sellers as set forth on Schedule A attached hereto) by wire transfer of immediately available funds to accounts designated in writing by the Sellers to the Buyer.

4.Representations and Warranties of Sellers. Each Seller hereby represents and warrants (severally with respect to himself, the Shares owned by such Seller and the Exchange Shares to be acquired by such Seller, and not jointly and severally with others) to the Buyer as of the date of this Agreement as follows:
a.This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by the other Sellers and the Buyer) constitutes a legal, valid and binding obligation, enforceable against such Seller in accordance with its terms.

b.Such Seller has full right, title and interest in and to the Shares.

c.Such Seller has all the necessary power and authority and has taken all necessary action to sell the Shares.

d.The Shares are free and clear of any and all Liens (as defined in the Purchase Agreement) other than those arising as a result of or under the terms of the Purchase Agreement and those that may be imposed on the Shares by the Shareholders’ Agreement dated October 24, 2019 among the Company and the parties listed on Schedule A thereto.

e.The Shares constitute all shares of capital stock of the Company held of record or beneficially by such Seller as of the Effective Date.

f.The execution, delivery and performance by such Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Lien (as defined in the Purchase Agreement) on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or

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governmental regulation to which such Seller is a party or is subject or by which the Shares are bound.

g.No governmental, administrative or other third party consents or approvals are required by or with respect to such Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

h.There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of such Seller, threatened against or by such Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

i.No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller.

j.Such Seller will comply with all applicable laws and regulations in effect in any jurisdiction in which such Seller purchases or sells Exchange Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which such Seller is subject or in which such Seller makes such purchases or sales, and neither the Buyer nor CWCO shall have no responsibility therefor.

k.Such Seller understands and accepts that the acquisition of the Exchange Shares involves various risks, including those risk factors set forth in CWCO’s periodic and other reports filed with the U.S. Securities and Exchange Commission (the “Commission”), including  in its 2021 Annual Report on Form 10-K. Such Seller represents that it is able to bear any loss associated with an investment in the Exchange Shares it will acquire pursuant to this Agreement.

l.Such Seller confirms that it is not relying on any communication (written or oral) of the Buyer, CWCO or any of their affiliates, as investment advice or as a recommendation to acquire the Exchange Shares.  It is understood that information and explanations related to the terms and conditions of the Exchange Shares provided by the Buyer, CWCO or any of their affiliates shall not be considered investment advice or a recommendation to acquire the Exchange Shares, and that none of the Buyer,  CWCO nor any of their affiliates is acting or has acted as an advisor to such Seller in deciding to acquire in the Exchange Shares. Such Seller acknowledges that none of the Buyer, CWCO nor any of their affiliates has made any representation regarding the proper characterization of the Exchange Shares for purposes of determining such Seller’s authority to acquire in the Exchange Shares.

m.Such Seller is familiar with the business and financial condition and operations of CWCO. Such Seller has had access to such information concerning CWCO and the Exchange Shares as it deems necessary to enable it to make an informed decision concerning the acquisition of the Exchange Shares.

n.Such Seller understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares or made any finding or determination concerning the fairness or advisability of this acquisition.

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o.Such Seller confirms that none of the Buyer, CWCO nor any of their affiliates has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an acquisition of the Exchange Shares or (B) made any representation to such Seller regarding the legality of an investment in the Exchange Shares under applicable securities, investment or similar laws or regulations. In deciding to acquire the Exchange Shares, such Seller is not relying on the advice or recommendations of the Buyer, CWCO or their affiliates and such Seller has made its own independent decision that the acquisition of the Exchange Shares is suitable and appropriate for such Seller.

p.Such Seller has such knowledge, skill and experience in business, financial and investment matters that such Seller is capable of evaluating the merits and risks of an investment in the Exchange Shares. With the assistance of such Seller’s own professional advisors, to the extent that such Seller has deemed appropriate, such Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the consequences of this Agreement. Such Seller has considered the suitability of the Exchange Shares as an investment in light of its own circumstances and financial condition and such Seller is able to bear the risks associated with an investment in the Exchange Shares.

q.Such Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Such Seller agrees to furnish any additional information requested by the Buyer, CWCO or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Exchange Shares.

r.Such Seller is acquiring the Exchange Shares solely for such Seller’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares. Such Seller understands that the Exchange Shares have not been registered under the Securities Act or any securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Seller and of the other representations made by such Seller in this Agreement. Such Seller understands that the Buyer and CWCO are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

s.Such Seller understands that the Exchange Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Seller may dispose of the Exchange Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Seller understands that neither the Buyer nor CWCO has any obligation or intention to register any of the Exchange Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, such Seller understands that under the Commission's rules, such Seller may dispose of the Exchange Shares principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such

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Seller. Consequently, such Seller understands that such Seller must bear the economic risks of the investment in the Securities for an indefinite period of time.

t.Such Seller agrees: (A) that such Seller will not sell, assign, pledge, give, transfer or otherwise dispose of the Exchange Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Exchange Shares under the Securities Act and all applicable securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable securities laws; (B) that the certificate representing the Exchange Shares will bear a legend making reference to the foregoing restrictions; and (C) that CWCO shall not be required to give effect to any purported transfer of such Exchange Shares except upon compliance with the foregoing restrictions.

u.Such Seller acknowledges that neither the Buyer, CWCO nor any other person offered to sell the Exchange Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

v.Such Seller acknowledges that some of the information known by or provided to such Seller in connection with the acquisition of the CWCO Stock may constitute “material non-public information” within the meaning of Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other U.S. securities laws. Such Seller acknowledges that it will handle such material non-public information in accordance with applicable law, including U.S. securities laws.  Such Seller acknowledges and agrees that such Seller is prohibited from any buying or selling of CWCO Stock on the basis of material non-public information until after the information either becomes publicly available (such as in reports filed by CWCO under the Exchange Act) or ceases to be material. Such Seller acknowledges that it is aware of the restrictions of applicable securities laws, including Rule 10b-5 under the Exchange Act, relating to the trading in securities of an issuer, including while in possession of material non-public information regarding that issuer.

5.Representation and Warranties of Buyer.  The Buyer hereby represents and warrants to the Sellers as of the date of this Agreement as follows:

a.The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

b.The Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer.

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c.This Agreement has been duly executed and delivered by the Buyer and (assuming due execution and delivery by the Sellers) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

d.The Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

e.No governmental, administrative or other third party consents or approvals are required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

f.There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Buyer, threatened against or by the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

g.No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

6.Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

7.Indemnification. Each Seller shall indemnify the Buyer and hold the Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Liens (as defined in the Purchase Agreement), costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Buyer resulting from any breach of any representation, warranty, covenant or agreement made such Seller herein or in any instrument or document delivered to the Buyer pursuant hereto.

8.Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth in Section 10.03 of the Purchase Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with such section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all

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fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

11.Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

12.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

13.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14.Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of California in each case located in Orange County, California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying

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of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18.Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any of the documents delivered in connection herewith, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19.No Presumption Against Drafting Party. Each of the Buyer and each of the Sellers acknowledges that each party to this Agreement has been, or has had the opportunity to be, represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

{signature page follows}

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BUYER: CONSOLIDATED WATER U.S. HOLDINGS, INC., a Florida corporation
By: /s/ Frederick W. McTaggart Name: Frederick W. McTaggart Title: Directors

SELLERS:
/s/ Johan Perslow Johan Perslow
/s/ Steven D. Owen Steven D. Owen
/s/ Nathan C. Owen Nathan C. Owen
/s/ Colton Schmidt Colton Schmidt

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SCHEDULE A

Seller	Number of Shares to be Sold	Portion of Purchase Price	Number of Shares to be Exchanged	Number of Shares of CWCO Stock to be Received[1]
Johan Perslow	18,629	$540,013.68	167,656	334,016
Steven D. Owen	27,598	$799,993.79	6,900	13,747
Nathan C. Owen	27,598	$799,993.79	6,900	13,747
Colton Schmidt	10,350	$300,026.09	3,450	6,873

1 The number of shares of CWCO Stock issuable in exchange for the Shares being exchanged has been determined based upon a price of $28.987553935 per Share and the opening price of CWCO Stock on The Nasdaq Global Select Market on the date hereof.

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